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BURR, PILGER & MAYER LLP
Accounting - Consulting - Wealth Management

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Raptor Pharmaceutical Inc.

We hereby consent to the inclusion in this Registration Statement on Form SB-2 for Raptor Pharmaceutical Inc. of our report dated March 16, 2006, relating to the financial statements of Raptor Pharmaceutical Inc. as of February 28, 2006, and the related statements of operations, stockholders' equity, and cash flows for the period from September 8, 2005 (inception) through February 28, 2006, which appears in such Registration Statement. We also consent to the reference to our firm under the caption “Experts”.

Burr, Pilger & Mayer LLP
San Francisco, California
June 19, 2006

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